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                                                                   EXHIBIT 23.3

                              ALEX SHESHUNOFF & CO.
                               INVESTMENT BANKING






               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of BancTrust Financial Group, Inc., Inc. of our updated opinion, dated August 6, 2003 with respect to the merger of BancTrust Financial Group, Inc., CommerceSouth Inc., and to our firm, respectively, included in the Registration Statement No. 333-________ of BancTrust Financial Group, Inc. and to the inclusion of such opinion as an annex to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      ALEX SHESHUNOFF & CO.
                                       INVESTMENT BANKING

                                    /s/ Alex Sheshunoff & Co.
                                    ---------------------------
                                    Investment Banking, L.P.


AUSTIN, TX
August 27, 2003




            2801 VIA FORTUNA BOULEVARD SUITE 625 AUSTIN, TEXAS 78746
                      PHONE 512-479-8200 FAX 512-472- 8953